Exhibit 99.1

Berkshire Hills Reports 73% Increase in Second Quarter Earnings;

Dividends Declared

BOSTON, July 18, 2018. Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported second quarter 2018 net income of $34 million, which was a 73% increase over 2017 second quarter net income of $20 million. This primarily reflected the benefit of Berkshire’s Greater Boston expansion through acquisition and business development, resulting in higher market share, increased efficiency, and record profitability.

SECOND QUARTER FINANCIAL HIGHLIGHTS (income statement comparisons are year over year and balance sheet growth is compared to prior quarter-end):

•	$0.74 EPS
•	9% annualized commercial loan growth
•	7% annualized deposit growth
•	18% increase in net revenue
•	19% increase in loan and deposit fee income
•	3.50% net interest margin
•	56.4% efficiency ratio
•	1.17% ROA
•	0.21% net loan charge-offs/average loans
•	0.20% non-performing assets/assets

CEO Michael Daly stated, “We achieved record quarterly return on assets, with income increasing by 35% over the prior quarter. Commercial loans grew strongly and our new Boston corporate headquarters teams are receiving good response to our expanded presence in Greater Boston. Our revenue growth and disciplined expense management produced record quarterly earnings per share, positive operating leverage, and improved returns on equity.”

Mr. Daly continued, “The integration of acquired operations was completed within plan in the second quarter and several company-wide initiatives have been accelerated to support the expansion of our deposit product set and delivery channels. Our annual Xtraordinary Day of Service in June tackled 74 community projects across our markets, totaling nearly 7,000 volunteer hours and 92% of our workforce. Our Foundation announced the appointment of a Corporate Social Responsibility (CSR) Officer to expand our multiple community engagement activities and implement an all-encompassing CSR strategy. Our strengthened financial condition was recognized with an A- bank deposit rating assigned by the KBRA Bond Rating Agency. Berkshire’s stock was added to the S&P 600 SmallCapR index during the quarter; this index tracks U.S. small cap companies and is included in the S&P Composite 1500R index, facilitating an expanded market for our stock.”

1

DIVIDENDS DECLARED

The Board of Directors declared a quarterly cash dividend of $0.22 per common share to shareholders of record at the close of business on August 9, 2018, payable on August 23, 2018. The dividend equates to a 2.2% annualized yield based on the $39.47 average closing price of Berkshire Hills Bancorp common stock during the second quarter. The Board also declared a quarterly cash dividend of $0.44 per share of preferred stock, with the same record and payment dates as above. The quarterly common and preferred dividends were increased by 5% in the first quarter of the year.

FINANCIAL CONDITION

Total assets measured $11.9 billion at midyear 2018. Second quarter loan growth included a 9% annualized increase in commercial loans, with increased originations in Greater Boston, as well as asset based lending growth across the franchise. Residential mortgage growth included the impact of seasonally higher mortgage originations. The 7% annualized increase in total deposits included higher growth of transaction accounts. Asset quality, liquidity, and capital metrics remained strong at midyear. Non-performing assets decreased compared to the prior quarter and to the second quarter of 2017. During the quarter, book value per share increased to $32.49 and tangible book value per common share increased to $20.27.

RESULTS OF OPERATIONS

Revenue and expense in 2018 include Commerce Bancshares Corp. operations acquired in the fourth quarter of 2017. Most categories of revenue and expense increased due to this acquisition. Berkshire has completed the integration of these operations and by midyear 2018 had accomplished its objectives for merger-related efficiencies, which included cost saves originally targeted at 20%, or approximately $8 million per year.

Second quarter EPS increased by 40% year-over-year and by 35% quarter-over-quarter, including the impact of shares issued for the Commerce acquisition. There were negligible net non-core items during the most recent quarter, and both GAAP EPS and the non-GAAP core EPS measure totaled $0.74. Both of these measures were record quarterly results. Core EPS increased by 28% year-over-year and by 14% quarter-over-quarter. This improvement included the EPS accretion from the Company’s investment in expanded operations, including the Commerce acquisition.

Second quarter revenue increased by 18% year-over-year and by 5% compared to the prior quarter. This revenue growth contributed to an improvement in the efficiency ratio to 56.4%. The return on assets increased to a record 1.17%. The return on equity improved to 8.9% and the non-GAAP measure of core return on tangible common equity improved to 14.8%. This is a measure of the Company’s internal generation of capital to support growth and dividends.

2

The net interest margin improved to 3.50% in the most recent quarter, from 3.36% in the prior quarter. The contribution from purchased loan accretion improved to 0.25% from 0.13% due to a higher level of recoveries related to purchased credit impaired loans. Asset yields and funding costs both increased including the impact of higher short term interest rates. Loan and deposit fees increased by 5% over the prior quarter. Mortgage banking revenue was unchanged, as a seasonal volume increase was offset by narrower margins due to industry conditions. The loan loss provision increased, exceeding net loan charge-offs, and adding to the loan loss allowance in line with loan growth.

Second quarter non-interest expense decreased from the prior quarter due to lower merger related charges. Excluding non-core items, non-interest expense was flat, contributing to positive operating leverage and benefiting from merger cost saves and operating expense disciplines. Total full-time equivalent staff measured 2,004 positions at midyear, compared to 1,992 positions at the start of the year. The second quarter effective income tax rate was 20% in 2018 compared to 29% in 2017, reflecting the benefit of federal income tax reform which became effective in 2018.

INVESTOR CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Thursday, July 19, 2018 to discuss the results for the quarter and provide guidance about expected future results. Participants are encouraged to pre-register for the conference call using the following link: http://dpregister.com/10121614. Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call, and will immediately receive simple instructions via email. The BHLB earnings call will also be automatically scheduled as an event in the participant’s Outlook calendar. Participants may also reach the registration link and access the webcast by logging in through the investor section of Berkshire’s website at http://ir.berkshirebank.com. Those parties who do not have internet access or are otherwise unable to pre-register for this event, may still participate at the above time by dialing 1-844-792-3726 and asking the Operator to be joined to the Berkshire Hills Bancorp (BHLB) earnings call. A telephone replay of the call will be available through Thursday, July 26, 2018 by dialing 877-344-7529 and entering access number 10121614. The webcast will be available on Berkshire's website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank®. The Company has approximately $11.9 billion in assets and 115 full service branches in Massachusetts, New York, Connecticut, Vermont, New Jersey, and Pennsylvania providing personal and business banking, insurance, and wealth management services. The Company also offers mortgages and specialized commercial lending services in targeted national markets.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Berkshire does not undertake any obligation to update forward-looking statements.

3

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 and F-10 in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items primarily include securities gains/losses, merger costs, and restructuring costs. Securities gains/losses include unrealized gains/losses on equity securities beginning in the first quarter of 2018. Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, systems conversion costs, variable compensation expenses, and professional fees. These charges in 2017 and 2018 are primarily related to the business combinations with First Choice Bank and Commerce Bancshares Corp. Restructuring costs generally consist of costs and losses associated with the disposition of assets and liabilities and lease terminations, including costs related to branch sales. Additionally, the Company recorded charges for hedge terminations in the first quarter of 2017 and legal settlement costs during the year.

Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.

###

CONTACTS

Investor Relations Contact

James M. Moses, Senior Executive Vice President & CFO; 413-236-3379

Media Contact

Elizabeth Mach; Senior Vice President, Marketing Officer; 413-445-8390

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TABLE INDEX	CONSOLIDATED UNAUDITED FINANCIAL SCHEDULES
F-1	Selected Financial Highlights
F-2	Balance Sheets
F-3	Loan and Deposit Analysis
F-4	Statements of Income
F-5	Statements of Operations (Five Quarter Trend)
F-6	Average Yields and Costs//
F-7	Average Balances
F-8	Asset Quality Analysis
F-9	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Five Quarter Trend)
F-10	Reconciliation of Non-GAAP Financial Measures and Supplementary Data (Year-to-Date)

5

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-1)

	At or for the Quarters Ended (2)
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017 (3)	2017	2017

PER SHARE DATA
Net earnings/(loss), diluted	$0.74	$0.55	$(0.06)	$0.57	$0.53
Core earnings, diluted (1)	0.74	0.65	0.58	0.59	0.58
Total book value per common share	32.49	32.12	32.14	31.78	31.37
Tangible book value per common share (1)	20.28	19.86	19.83	21.38	20.96
Market price at period end	40.60	37.95	36.60	38.75	35.15
Dividends per common share	0.22	0.22	0.21	0.21	0.21
Dividends per preferred share	0.44	0.44	0.42	-	-

PERFORMANCE RATIOS (4)
Return on assets	1.17%	0.88%	(0.10)%	0.95%	0.84%
Core return on assets (1)	1.17	1.04	0.94	0.98	0.92
Return on equity	8.88	6.69	(0.77)	7.26	6.80
Core return on equity (1)	8.89	7.92	7.16	7.47	7.45
Core return on tangible common equity (1)	14.82	13.43	11.90	11.42	11.96
Net interest margin, fully taxable equivalent (FTE) (5)	3.50	3.36	3.50	3.36	3.36
Fee income/Net interest and fee income	24.25	25.51	25.91	29.96	32.23
Efficiency ratio (1)	56.37	59.54	57.43	59.28	61.72

GROWTH (Year-to-date)
Total commercial loans (annualized)	5%	1%	38%	9%	13%
Total loans (annualized)	10	4	27	8	10
Total deposits (annualized)	2	(3)	32	3	3
Total net revenues (compared to prior year)	16	13	41	37	40
Earnings per share (compared to prior year)	33	25	(25)	(2)	(8)
Core earnings per share (compared to prior year)(1)	24	18	4	4	5

FINANCIAL DATA (in millions)
Total assets	$11,902	$11,519	$11,571	$9,767	$9,627
Total earning assets	10,827	10,442	10,509	8,944	8,807
Total securities	1,920	1,932	1,899	1,824	1,773
Total loans	8,710	8,376	8,299	6,947	6,864
Allowance for loan losses	56	54	52	49	47
Total intangible assets	555	556	558	420	421
Total deposits	8,839	8,683	8,750	6,790	6,715
Total shareholders' equity	1,516	1,498	1,496	1,285	1,268
Net income/(loss)	34.0	25.2	(2.8)	22.9	19.7
Core income (1)	34.1	29.9	26.3	23.6	21.6

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.21%	0.17%	0.17%	0.19%	0.20%
Total non-performing assets/total assets	0.20	0.27	0.21	0.23	0.25
Allowance for loan losses/total loans	0.64	0.64	0.62	0.71	0.69
Loans/deposits	99	96	95	102	102
Shareholders' equity to total assets	12.74	13.00	12.93	13.15	13.17
Tangible shareholders' equity to tangible assets (1)	8.47	8.59	8.52	9.25	9.20

(1)	Non-GAAP financial measure. Core measurements are non-GAAP financial measures that are adjusted to exclude net non-core charges primarily related to acquisitions and restructuring activities. See pages F-9 and F-10 for reconciliations of non-GAAP financial measures.
(2)	Reconciliations of non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10.
(3)	The Company acquired Commerce Bancshares Corp., the parent of Commerce Bank & Trust Company, on October 13, 2017.
(4)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(5)	Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.

F-1

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-2)

	June 30,	March 31,	December 31,
(in thousands)	2018	2018	2017
Assets
Cash and due from banks	$90,964	$88,193	$91,122
Short-term investments	48,093	35,694	157,641
Total cash and short-term investments	139,057	123,887	248,763

Trading security	11,483	11,795	12,277
Marketable equity securities, at fair value	59,726	59,261	45,185
Securities available for sale, at fair value	1,393,250	1,401,399	1,380,914
Securities held to maturity, at amortized cost	379,905	395,337	397,103
Federal Home Loan Bank stock and other restricted securities	75,530	64,038	63,085
Total securities	1,919,894	1,931,830	1,898,564

Loans held for sale, at fair value	149,182	98,440	153,620

Commercial real estate	3,220,702	3,266,737	3,264,742
Commercial and industrial loans	1,973,739	1,818,974	1,803,939
Residential mortgages	2,397,192	2,181,807	2,102,807
Consumer loans	1,118,333	1,108,899	1,127,850
Total loans	8,709,966	8,376,417	8,299,338
Less: Allowance for loan losses	(55,925)	(53,859)	(51,834)
Net loans	8,654,041	8,322,558	8,247,504

Premises and equipment, net	112,217	111,237	109,352
Other real estate owned	-	-	-
Goodwill	519,128	519,128	519,287
Other intangible assets	35,838	37,085	38,296
Cash surrender value of bank-owned life insurance	193,121	192,379	191,221
Deferred tax asset, net	53,679	51,679	47,061
Other assets	125,806	131,024	117,083
Total assets	$11,901,963	$11,519,247	$11,570,751

Liabilities and shareholders' equity
Demand deposits	$1,553,039	$1,575,243	$1,606,656
NOW and other deposits	858,014	715,581	734,558
Money market deposits	2,619,943	2,749,763	2,776,157
Savings deposits	747,722	756,711	741,954
Time deposits	3,060,034	2,885,969	2,890,205
Total deposits	8,838,752	8,683,267	8,749,530

Senior borrowings	1,274,342	1,125,860	1,047,736
Subordinated borrowings	89,429	89,384	89,339
Total borrowings	1,363,771	1,215,244	1,137,075

Other liabilities	183,199	123,079	187,882
Total liabilities	10,385,722	10,021,590	10,074,487

Total preferred shareholders' equity	40,633	40,633	40,633
Total common shareholders' equity	1,475,608	1,457,024	1,455,631
Total shareholders' equity	1,516,241	1,497,657	1,496,264
Total liabilities and shareholders' equity	$11,901,963	$11,519,247	$11,570,751

Net common shares outstanding	45,420	45,360	45,290

F-2

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-3)

LOAN ANALYSIS

				Annualized Growth %
(in millions)	June 30, 2018 Balance	March 31, 2018 Balance	December 31, 2017 Balance	Quarter ended June 30, 2018	Year to Date

Commercial real estate - construction	$295	$347	$354	(60)%	(33)%
Commercial real estate - other	2,926	2,920	2,910	1	1
Total commercial real estate	3,221	3,267	3,264	(6)	(3)
Commercial and industrial loans	1,974	1,819	1,804	34	19
Total commercial loans	5,195	5,086	5,068	9	5

Total residential mortgages	2,397	2,181	2,103	40	28

Home equity	393	400	410	(7)	(8)
Auto and other	725	709	718	9	2
Total consumer loans	1,118	1,109	1,128	3	(2)
Total loans	$8,710	$8,376	$8,299	16%	10%

DEPOSIT ANALYSIS

				Annualized Growth %
(in millions)	June 30, 2018 Balance	March 31, 2018 Balance	December 31, 2017 Balance	Quarter ended June 30, 2018	Year to Date
Demand	$1,553	$1,575	$1,606	(6)%	(7)%
NOW and other	858	715	735	80	33
Money market	2,620	2,750	2,776	(19)	(11)
Savings	748	757	742	(5)	2
Time deposits	3,060	2,886	2,890	24	12
Total deposits	$8,839	$8,683	$8,749	7%	2%

F-3

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2018	2017	2018	2017
Interest and dividend income
Loans	$101,649	$71,983	$194,484	$140,926
Securities and other	15,230	12,683	29,635	24,449
Total interest and dividend income	116,879	84,666	224,119	165,375
Interest expense
Deposits	17,768	9,971	33,093	19,069
Borrowings	7,990	5,150	14,435	9,875
Total interest expense	25,758	15,121	47,528	28,944
Net interest income	91,121	69,545	176,591	136,431
Non-interest income
Mortgage banking originations	10,195	16,281	20,342	28,959
Loan related income	6,549	5,275	11,987	9,454
Deposit related fees	7,605	6,645	15,671	12,849
Insurance commissions and fees	2,549	2,588	5,574	5,724
Wealth management fees	2,280	2,286	4,877	4,812
Total fee income	29,178	33,075	58,451	61,798
Other	155	(276)	1,423	(183)
Securities gains/(losses), net	718	(1)	(784)	12,569
(Loss)/gain on sale of business operations and assets, net	(21)	-	460	-
(Loss) on termination of hedges	-	-	-	(6,629)
Total non-interest income	30,030	32,798	59,550	67,555
Total net revenue	121,151	102,343	236,141	203,986
Provision for loan losses	6,532	4,889	12,107	9,984
Non-interest expense
Compensation and benefits	41,134	36,997	83,318	73,116
Occupancy and equipment	10,230	8,678	20,312	17,704
Technology and communications	7,359	6,883	14,189	12,970
Marketing and promotion	2,369	3,177	4,981	5,176
Professional services	1,139	2,190	3,192	4,641
FDIC premiums and assessments	1,411	1,588	2,606	2,886
Other real estate owned and foreclosures	1	30	68	58
Amortization of intangible assets	1,246	770	2,514	1,571
Merger, restructuring and other expense	847	2,903	5,940	14,585
Other	6,601	6,307	12,086	11,142
Total non-interest expense	72,337	69,523	149,206	143,849

Income before income taxes	42,282	27,931	74,828	50,153
Income tax expense	8,251	8,237	15,549	14,999
Net income	$34,031	$19,694	$59,279	$35,154
Preferred stock dividend	229	-	459	-
Income available to common shareholders	$33,802	$19,694	$58,820	$35,154

Earnings per common share:
Basic	$0.74	$0.53	$1.29	$0.97
Diluted	$0.74	$0.53	$1.28	$0.96

Weighted average shares outstanding:
Basic	46,032	37,324	45,999	36,305
Diluted	46,215	37,474	46,206	36,466

F-4

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (5 Quarter Trend) - UNAUDITED - (F-5)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands, except per share data)	2018	2018	2017	2017	2017
Interest and dividend income
Loans	$101,649	$92,835	$91,149	$76,024	$71,983
Securities and other	15,230	14,405	14,674	13,036	12,683
Total interest and dividend income	116,879	107,240	105,823	89,060	84,666
Interest expense
Deposits	17,768	15,325	13,802	10,984	9,971
Borrowings	7,990	6,445	5,655	6,078	5,150
Total interest expense	25,758	21,770	19,457	17,062	15,121
Net interest income	91,121	85,470	86,366	71,998	69,545
Non-interest income
Mortgage banking originations	10,195	10,147	11,918	13,374	16,281
Loan related income	6,549	5,438	5,866	6,081	5,275
Deposit related fees	7,605	8,066	7,871	6,445	6,645
Insurance commissions and fees	2,549	3,025	2,284	2,581	2,588
Wealth management fees	2,280	2,597	2,268	2,315	2,286
Total fee income	29,178	29,273	30,207	30,796	33,075
Other	155	1,268	(939)	(2,255)	(276)
Securities gains/(losses), net	718	(1,502)	30	(1)	(1)
(Loss)/gain on sale of business operations and assets, net	(21)	481	-	296	-
(Loss) on termination of hedges	-	-	-	-	-
Total non-interest income	30,030	29,520	29,298	28,836	32,798
Total net revenue	121,151	114,990	115,664	100,834	102,343
Provision for loan losses	6,532	5,575	6,141	4,900	4,889
Non-interest expense
Compensation and benefits	41,134	42,184	42,220	37,643	36,997
Occupancy and equipment	10,230	10,082	9,451	8,267	8,678
Technology and communications	7,359	6,830	6,286	6,644	6,883
Marketing and promotion	2,369	2,612	4,573	2,128	3,177
Professional services	1,139	2,053	2,277	2,247	2,190
FDIC premiums and assessments	1,411	1,195	1,920	1,651	1,588
Other real estate owned and foreclosures	1	67	9	(23)	30
Amortization of intangible assets	1,246	1,268	1,183	739	770
Merger, restructuring and other expense	847	5,093	15,553	1,420	2,903
Other	6,601	5,485	6,569	5,104	6,307
Total non-interest expense	72,337	76,869	90,041	65,820	69,523

Income before income taxes	42,282	32,546	19,482	30,114	27,931
Income tax expense	8,251	7,298	22,292	7,211	8,237
Net income/(loss)	$34,031	$25,248	$(2,810)	$22,903	$19,694
Preferred stock dividend	229	230	219	-	-
Income/(loss) available to common shareholders	$33,802	$25,018	$(3,029)	$22,903	$19,694

Earnings/(loss) per common share:
Basic	$0.74	$0.55	$(0.06)	$0.57	$0.53
Diluted	$0.74	$0.55	$(0.06)	$0.57	$0.53

Weighted average shares outstanding:
Basic	46,032	45,966	45,122	39,984	37,324
Diluted	46,215	46,200	45,122	40,145	37,474

F-5

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-6)

	Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017

Earning assets
Loans:
Commercial real estate	5.24%	4.76%	4.73%	4.64%	4.41%
Commercial and industrial loans	5.43	5.19	5.25	5.09	5.30
Residential mortgages	3.72	3.56	3.76	3.68	3.62
Consumer loans	4.13	4.01	3.94	3.88	3.81
Total loans	4.73	4.45	4.47	4.33	4.25
Securities	3.47	3.26	3.55	3.43	3.45
Short-term investments and loans held for sale	3.86	3.43	2.90	3.40	3.07
Total earning assets	4.48	4.21	4.27	4.13	4.07

Funding liabilities
Deposits:
NOW and other	0.44	0.28	0.25	0.26	0.23
Money market	0.88	0.73	0.66	0.57	0.54
Savings	0.14	0.14	0.14	0.14	0.14
Time	1.54	1.40	1.25	1.20	1.13
Total interest-bearing deposits	1.02	0.90	0.82	0.78	0.73
Borrowings	2.29	2.02	1.81	1.65	1.46
Total interest-bearing liabilities	1.23	1.08	0.97	0.96	0.88

Net interest spread	3.25	3.13	3.30	3.17	3.19
Net interest margin (1)	3.50	3.36	3.50	3.36	3.36

Cost of funds (2)	1.03	0.90	0.81	0.82	0.75
Cost of deposits	0.83	0.73	0.66	0.64	0.60

(1)	The effect of purchased loan accretion on the quarterly net interest margin was an increase in all quarters, which is shown sequentially as follows beginning with the most recent quarter and ending with the earliest quarter: 0.25%, 0.13%, 0.21%, 0.14%, 0.12%. See page F-7 for purchased loan accretion.
(2)	Cost of funds includes all deposits and borrowings.

F-6

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2018	2018	2017	2017	2017
Assets
Loans
Commercial real estate	$3,217,862	$3,250,861	$3,161,902	$2,669,558	$2,691,804
Commercial and industrial loans	1,872,342	1,811,433	1,645,719	1,183,980	1,130,384
Residential mortgages	2,268,886	2,138,544	2,081,548	1,977,538	1,871,329
Consumer loans	1,113,089	1,114,586	1,123,683	1,030,032	996,488
Total loans (1)	8,472,179	8,315,424	8,012,852	6,861,108	6,690,005
Securities (2)	1,931,104	1,933,002	1,921,724	1,779,379	1,701,443
Short-term investments and loans held for sale	146,190	139,161	146,101	167,724	148,276
Total earning assets	10,549,473	10,387,587	10,080,677	8,808,211	8,539,724
Goodwill and other intangible assets	554,591	557,321	533,157	420,853	421,601
Other assets	506,954	521,745	516,802	402,188	369,317
Total assets	$11,611,018	$11,466,653	$11,130,636	$9,631,252	$9,330,642

Liabilities and shareholders' equity
Deposits
NOW and other	$819,166	$712,181	$702,353	$570,864	$572,688
Money market	2,524,713	2,518,920	2,371,203	1,768,108	1,794,693
Savings	749,995	743,944	733,157	669,690	667,863
Time	2,878,846	2,913,512	2,906,423	2,587,702	2,472,990
Total interest-bearing deposits	6,972,720	6,888,557	6,713,136	5,596,364	5,508,234
Borrowings	1,382,794	1,275,173	1,229,781	1,445,700	1,398,653
Total interest-bearing liabilities	8,355,514	8,163,730	7,942,917	7,042,064	6,906,887
Non-interest-bearing demand deposits	1,619,470	1,656,260	1,591,431	1,196,451	1,155,533
Other liabilities	102,583	137,976	127,562	131,003	110,367
Total liabilities	10,077,567	9,957,966	9,661,910	8,369,518	8,172,787

Total preferred shareholders' equity	40,633	40,633	34,892	-	-
Total common shareholders' equity	1,492,818	1,468,054	1,433,834	1,261,734	1,157,855
Total shareholders' equity	1,533,451	1,508,687	1,468,726	1,261,734	1,157,855
Total liabilities and shareholders' equity	$11,611,018	$11,466,653	$11,130,636	$9,631,252	$9,330,642

Supplementary data
Total average non-maturity deposits	$5,713,344	$5,631,305	$5,398,144	$4,205,113	$4,190,777
Total average deposits	8,592,190	8,544,817	8,304,567	6,792,815	6,663,767
Fully taxable equivalent income adjustment	2,033	1,820	3,122	2,950	2,644
Purchased loan accretion	6,881	3,433	5,507	3,066	2,550
Total average tangible equity (3)	978,860	951,366	935,569	840,881	736,254

(1)    Total loans include non-accruing loans.

(2)    Average balances for securities available-for-sale are based on amortized cost.

(3)    See page F-9 for details on the calculation of total average tangible equity.

F-7

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-8)

	At or for the Quarters Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2018	2018	2017	2017	2017
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$10,338	$10,084	$7,266	$5,228	$7,587
Commercial and industrial loans	4,029	7,430	7,311	9,681	8,387
Residential mortgages	3,196	5,777	2,883	3,092	3,245
Consumer loans	5,466	5,996	5,438	4,350	4,977
Total non-accruing loans	23,029	29,287	22,898	22,351	24,196
Other real estate owned	-	-	-	288	279
Repossessed assets	1,241	1,241	1,147	-	-
Total non-performing assets	$24,270	$30,528	$24,045	$22,639	$24,475

Total non-accruing loans/total loans	0.26%	0.35%	0.28%	0.32%	0.35%
Total non-performing assets/total assets	0.20%	0.27%	0.21%	0.23%	0.25%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$53,859	$51,834	$49,004	$47,359	$45,804
Charged-off loans	(5,714)	(3,791)	(3,734)	(3,796)	(3,431)
Recoveries on charged-off loans	1,248	241	423	541	97
Net loans charged-off	(4,466)	(3,550)	(3,311)	(3,255)	(3,334)
Provision for loan losses	6,532	5,575	6,141	4,900	4,889
Balance at end of period	$55,925	$53,859	$51,834	$49,004	$47,359

Allowance for loan losses/total loans	0.64%	0.64%	0.62%	0.71%	0.69%
Allowance for loan losses/non-accruing loans	243%	184%	226%	219%	196%

NET LOAN CHARGE-OFFS
Commercial real estate	$(2,079)	$(817)	$(881)	$(1,425)	$(1,474)
Commercial and industrial loans	(1,193)	(972)	(960)	(573)	(625)
Residential mortgages	(632)	(406)	(759)	130	(337)
Home equity	108	(588)	(123)	(634)	(268)
Auto and other consumer	(670)	(767)	(588)	(753)	(630)
Total, net	$(4,466)	$(3,550)	$(3,311)	$(3,255)	$(3,334)

Net charge-offs (QTD annualized)/average loans	0.21%	0.17%	0.17%	0.19%	0.20%
Net charge-offs (YTD annualized)/average loans	0.19%	0.17%	0.19%	0.20%	0.20%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.22%	0.39%	0.35%	0.25%	0.23%
90+ Days delinquent and still accruing	0.40%	0.23%	0.20%	0.17%	0.12%
Total accruing delinquent loans	0.62%	0.62%	0.55%	0.42%	0.35%
Non-accruing loans	0.26%	0.35%	0.28%	0.32%	0.35%
Total delinquent and non-accruing loans	0.88%	0.97%	0.83%	0.74%	0.70%

F-8

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED - (F-9)

		At or for the Quarters Ended
		June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)		2018	2018	2017	2017	2017
Net income/(loss)		$34,031	$25,248	$(2,810)	$22,903	$19,694
Adj: Net securities (gains)/losses (1)		(718)	1,502	(30)	1	1
Adj: Net losses/(gains) on sale of business operations and assets		21	(481)	-	(296)	-
Adj: Merger and acquisition expense		847	5,093	15,553	1,110	2,266
Adj: Restructuring expense and other expense		-	-	-	310	637
Adj: Employee and community investment		-	-	3,400	-	-
Adj: Deferred tax asset impairment		-	-	18,145	-	-
Adj: Income taxes		(105)	(1,481)	(7,963)	(474)	(1,039)
Total core income (2)	(A)	$34,076	$29,881	$26,295	$23,554	$21,559

Total revenue		$121,151	$114,990	$115,664	$100,834	$102,343
Adj: Net securities (gains)/losses (1)		(718)	1,502	(30)	1	1
Adj: Net losses/(gains) on sale of business operations and assets		21	(481)	-	(296)	-
Total core revenue (2)	(B)	$120,454	$116,011	$115,634	$100,539	$102,344

Total non-interest expense		$72,337	$76,869	$90,041	$65,820	$69,523
Less: Merger, restructuring and other expense (see above)		(847)	(5,093)	(15,553)	(1,420)	(2,903)
Less: Employee and community investment		-	-	(3,400)	-	-
Core non-interest expense (2)	(C)	$71,490	$71,776	$71,088	$64,400	$66,620

(in millions, except per share data)
Total average assets	(D)	$11,611	$11,467	$11,131	$9,631	$9,331
Total average shareholders' equity	(E)	1,533	1,509	1,469	1,262	1,158
Total average tangible shareholders' equity (2)	(F)	979	951	936	841	736
Total average tangible common shareholders' equity (2)	(G)	938	911	901	841	736
Total tangible shareholders' equity, period-end (2)(3)	(H)	961	941	939	864	847
Total tangible common shareholders' equity, period-end (2)(3)	(I)	921	901	898	864	847
Total tangible assets, period-end (2)(3)	(J)	11,347	10,963	11,013	9,346	9,206

Total common shares outstanding, period-end (thousands)	(K)	45,420	45,360	45,290	40,424	40,428
Average diluted shares outstanding (thousands)	(L)	46,215	46,200	45,383	40,145	37,474

Core earnings per share, diluted (2)	(A/L)	$0.74	$0.65	$0.58	$0.59	$0.58
Tangible book value per common share, period-end (2)	(I/K)	20.28	19.86	19.83	21.38	20.96
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.47	8.59	8.53	9.25	9.20

Performance ratios (4)
GAAP return on assets		1.17%	0.88	(0.10)%	0.95%	0.84%
Core return on assets (2)	(A/D)	1.17	1.04	0.94	0.98	0.92
GAAP return on equity		8.88	6.69	(0.77)	7.26	6.80
Core return on equity (2)	(A/E)	8.89	7.92	7.16	7.47	7.45
Core return on tangible common equity (2)(5)	(A+O)/(G)	14.82	13.43	11.90	11.42	11.96
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	56.37	59.54	57.43	59.28	61.72
Net interest margin		3.50	3.36	3.50	3.36	3.36

Supplementary data (in thousands)
Tax benefit on tax-credit investments (7)	(M)	$2,119	$596	$2,957	$3,905	$1,696
Non-interest income charge on tax-credit investments (8)	(N)	(1,594)	(506)	(2,564)	(3,347)	(1,453)
Net income on tax-credit investments	(M+N)	525	90	393	558	243

Intangible amortization	(O)	$1,246	$1,268	$1,183	$739	$770
Fully taxable equivalent income adjustment	(P)	2,033	1,820	3,122	2,950	2,644

(1)	Net securities (gains)/losses for the periods ending March 31, 2018 and June 30, 2018 include the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27.32% marginal rate for 2018 and a 40% marginal rate for 2017, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-9

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED - (F-10)

		At or for the Six Months Ended
		June 30,	June 30,
(Dollars in thousands)		2018	2017
Net income		$59,279	$35,154
Adj: Net securities losses/(gains) (1)		784	(12,569)
Adj: Loss on termination of hedges		-	6,629
Adj: Net (gains) on sale of business operations		(460)	-
Adj: Merger and acquisition expenses		5,940	8,213
Adj: Restructuring expense and other		-	6,372
Adj: Income taxes		(1,586)	(2,840)
Total core income (2)	(A)	$63,957	$40,959

Total revenue		$236,141	$203,986
Adj: Net securities losses/(gains) (1)		784	(12,569)
Adj: Net (gains) on sale of business operations		(460)	-
Adj: Loss on termination of hedges		-	6,629
Total core revenue (2)	(B)	$236,465	$198,046
Total non-interest expense		$149,206	$143,849
Less: Merger, restructuring and other expense (see above)		(5,940)	(14,585)
Core non-interest expense (2)	(C)	$143,266	$129,264

(in millions, except per share data)
Total average assets	(D)	$11,567	$9,238
Total average shareholders' equity	(E)	1,521	1,120
Total average tangible shareholders' equity (2)	(F)	965	698
Total average tangible common shareholders' equity (2)	(G)	925	698
Total tangible shareholders' equity, period-end (2)(3)	(H)	961	847
Total tangible common shareholders' equity, period-end (2)(3)	(I)	921	847
Total tangible assets, period-end (2)(3)	(J)	11,347	9,206
Total common shares outstanding, period-end (thousands)	(K)	45,420	40,428
Average diluted shares outstanding (thousands)	(L)	46,206	36,466
Core earnings per common share, diluted (2)	(A/L)	$1.38	$1.12
Tangible book value per common share, period-end (2)	(I/K)	20.28	20.96
Total tangible shareholders' equity/total tangible assets (2)	(H)/(J)	8.47	9.20

Performance ratios (4)
GAAP return on assets		1.03%	0.76%
Core return on assets (2)	(A/D)	1.11	0.89
GAAP return on equity		7.79	6.28
Core return on equity (2)	(A/E)	8.41	7.31
Core return on tangible common equity (2)(5)	(A+O)/(G)	14.13	12.01
Efficiency ratio (2)(6)	(C-O)/(B+M+P)	57.91	61.83
Net interest margin		3.43	3.35

Supplementary data
Tax benefit on tax-credit investments (7)	(M)	$2,715	$3,320
Non-interest income charge on tax-credit investments (8)	(N)	(2,100)	(2,782)
Net income on tax-credit investments	(M+N)	615	538

Intangible amortization	(O)	2,514	1,571
Fully taxable equivalent income adjustment	(P)	3,853	5,154

(1)	Net securities losses/(gains) for the period ending June 30, 2018 includes the change in fair value of the Company's equity securities in compliance with the Company's adoption of ASU 2016-01.
(2)	Non-GAAP financial measure.
(3)	Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due to rounding.
(5)	Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a 27.32% marginal rate for 2018 and 40% marginal rate for 2017, by tangible equity.
(6)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.
(7)	The tax benefit is the direct reduction to the income tax provision due to tax credits and deductions generated from investments in historic rehabilitation and low-income housing.
(8)	The non-interest income charge is the reduction to the tax-advantaged investments, which are incurred as the tax credits are generated.

F-10